Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-4 of our report dated April 30, 2021, relating to the financial statements of TS Innovation Acquisitions Corp. (as restated), which is contained in that Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 30, 2021